UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 29, 2013

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 W. 115th Street, Suite 210, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 30, 2013, the Board of Directors of the Company increased the number of directors on the Board pursuant to the provisions of the Company’s Bylaws, and the Board appointed Barrett Brady and Catherine A. Lewis to fill the vacancies.

Barrett Brady, Born 1946
Mr. Brady retired December 31, 2008 from his position as Senior Vice President of Highwoods Properties, Inc., an NYSE-listed real estate investment trust. Mr. Brady served as President and Chief Executive Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, until its acquisition in 1998 by Highwoods Properties, Inc. Before joining J.C. Nichols Company in 1995, Mr. Brady was President and Chief Executive Officer of Dunn Industries, Inc., a major construction contractor. Mr. Brady received a B.B.A. from Southern Methodist University and an M.B.A. from the University of Missouri. Mr. Brady serves on the board of directors, the audit and executive committees, and is chairman of the ESOP of J.E. Dunn Construction Group, Inc. He also serves on the board of directors, the compensation and nominating committees and is chairman of the audit committee of NASB Financial, Inc., a NASDAQ-listed thrift holding company of North American Savings Bank, F.S.B., and he serves on the board of directors and is chairman of the audit committee of North American Savings Bank, F.S.B. Mr. Brady also serves on the board of directors and compensation committee of MRIGlobal.

Catherine A. Lewis, Born 1952
Ms. Lewis retired October 2012 from her position as Global Head of Tax for KPMG’s Energy and Natural Resources Practice, where she became an expert for global organizations in the areas of taxation, planning and compliance along with foreign tax and investment structures. In 2004, Ms. Lewis was elected to the KPMG Board of Directors where she served for five years. During her tenure, she served on virtually every committee of the Board including the Compensation Committee, the Ethics & Compliance Committee, and the Audit & Finance Committee. Before joining the Kansas City office of KPMG in May 2002, she spent 17 years at Arthur Andersen, providing her with over 30 years of combined experience in the accounting and tax profession. Ms. Lewis, a certified public accountant, graduated summa cum laude from the University of Missouri-Kansas City where she received her B.A. in Accounting. She has been extensively involved with the Kansas City community over the past 30 years, including serving as Treasurer and on the local Girl Scout Board for over 25 years and serving as chair of the University of Missouri-Kansas City Bloch School Advisory Board (past). Lewis’ other board affiliations include Starlight Theatre (past) and Graceland University’s Professional Institute.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the Company approved the Second Amended and Restated Bylaws of the Company, effective as of July 29, 2013.

Article III, Section 2, subsection (b) was amended to remove the requirement that a prospective Board member have a graduate degree or similar certification in order to be nominated as a member of the Board.

A copy of the Second Amended and Restated Bylaws is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01.   Regulation FD Disclosure.

On July 30, 2013, the Company issued a press release announcing the appointment of Catherine Lewis and Barrett Brady to the Board of Directors.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

3.1	Second Amended and Restated Bylaws
99.1	Press Release dated July 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: July 30, 2013	By:	/s/ David J. Schulte
David J. Schulte
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

3.1 99.1	Second Amended and Restated Bylaws Press Release dated July 30, 2013